News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Record Quarterly Results
Net Sales and Earnings Reach All-Time Highs
ATLANTA, June 29, 2016 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record third quarter results for net sales, net income, and diluted earnings per share (“EPS”). Fiscal 2016 third quarter net sales of $851.5 million increased $167.8 million, or 25 percent, compared with the year-ago period. Operating profit for the third quarter of fiscal 2016 was $121.0 million, an increase of $21.8 million, or 22 percent, over the year-ago period. Net income for the third quarter of fiscal 2016 was $74.0 million, an increase of 15 percent compared with the prior-year period. Fiscal 2016 third quarter diluted EPS of $1.69 increased 14 percent compared with $1.48 for the year-ago period.
Adjusted diluted EPS for the third quarter of fiscal 2016 increased 40 percent to $2.06 compared with adjusted diluted EPS of $1.47 for the year-ago period. Adjusted operating profit for the third quarter of fiscal 2016 increased $38.0 million, or 35 percent, to $146.1 million, or 17.2 percent of net sales, compared with the year-ago period adjusted operating profit of $108.1 million, or 15.8 percent of net sales. Adjusted results for both periods exclude the impact of amortization expense for acquired intangible assets, share-based compensation expense, acquisition-related items (including acquired profit in inventory and professional fees), and special charge for streamlining activities. Management believes these items impacted the comparability of the Company's results and that adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance by making results comparable between periods. A reconciliation of adjusted financial measures to the most directly comparable U.S. GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were extremely pleased with our achievement of record third quarter results. These results are even more impressive when one considers that we continued to invest in our strong sales growth and areas with significant future growth potential, including the expansion of our solid state luminaire and controls portfolio as well as our building management, software, and Internet of Things solutions. Adjusted gross profit margin was 44.5 percent, a quarterly record, and represented an increase of 130 basis points over prior year’s third quarter, while adjusted operating profit margin of 17.2 percent increased 140

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basis points over last year’s third quarter. The integration of recent acquisitions, which include Distech Controls, Juno Lighting and Geometri, continues to go well. We believe our record third quarter results reflect our ability to provide customers with truly differentiated value from our industry-leading portfolio of innovative lighting and building automation solutions along with superior service.”
Third Quarter Results
The 25 percent year-over-year growth in fiscal 2016 third quarter net sales was primarily due to a 16 percent increase in volume as well as a 12 percent increase from acquisitions, partially offset by a net unfavorable change in product prices and mix of products sold (“price/mix”) of approximately 2 percent and a 1 percent unfavorable impact from changes in foreign currency exchange rates. The increase in volume was broad-based across most product categories and key sales channels. Sales of LED-based products represented approximately 60 percent of fiscal 2016 third quarter total net sales.
During the third quarter of fiscal 2016, the Company recorded a pre-tax special charge of $9.7 million for actions initiated to streamline the organization, including the integration of recent acquisitions. These streamlining activities include the consolidation of selected production activities and realignment of certain responsibilities, primarily within various selling, distribution, and administrative departments. Management expects to realize annual savings equal to at least twice the amount of the charge and to achieve the full annualized run-rate by the end of the first quarter of fiscal 2017.
Net cash provided by operating activities totaled $243.9 million for the first nine months of fiscal 2016 compared with $158.2 million for the year-ago period, representing a year-over-year increase of 54 percent. Cash and cash equivalents at the end of the third quarter of fiscal 2016 totaled $337.0 million, a decrease of $419.8 million since the beginning of the fiscal year. The Company used cash of $613.7 million for acquisitions.
Year-to-Date Results
Net sales for the first nine months of fiscal 2016 increased 22 percent to $2,365.9 million compared with $1,947.2 million for the prior-year period. Results for the first nine months of fiscal 2016 include operating profit of $340.1 million, net income of $207.9 million, and diluted EPS of $4.75.
Adjusted operating profit for the first nine months of fiscal 2016 increased $101.5 million, or 34 percent, to $399.1 million, or 16.9 percent of net sales, compared with prior year’s adjusted operating profit of $297.6 million, or 15.3 percent of net sales. Adjusted net income for the first nine months of fiscal 2016 was $246.5 million compared with $177.4 million for the prior-year period, an increase of 39 percent. Adjusted diluted EPS for the first nine months of

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fiscal 2016 increased $1.56, or 38 percent, to $5.63 compared with adjusted diluted EPS of $4.07 for the year-ago period. Adjusted results for the first nine months of fiscal 2016 and 2015 exclude amortization expense for acquired intangible assets, share-based compensation expense, acquisition-related items (including profit in inventory, professional fees, and certain contract termination costs), net gain on financial instruments, and special charge for streamlining activities. The total impact of these items on diluted EPS for the first nine months of fiscal 2016 and 2015 was $0.88 and $0.35 respectively. A reconciliation of adjusted financial measures to the most directly comparable U.S. GAAP measure is provided in the tables at the end of this release.
Outlook
Mr. Nagel commented, “The U.K. referendum vote to exit the European Union has created a great deal of uncertainty and generated significant volatility in the global financial markets. This uncertainty and volatility have the potential to affect consumer and business sentiment which could negatively impact global economic activity. This notwithstanding, we remain bullish regarding the Company’s prospects for continued future profitable growth. Third-party forecasts issued in recent months as well as key leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity and comprises over 97 percent of the Company’s revenues, will be in the mid-to-upper single digit range for the remainder of fiscal 2016 with expectations that overall demand in our end markets will continue to experience solid growth over the next several years. Our order rates through the month of June reflect this favorable trend. We expect to continue to outperform the growth rates of the markets we serve by executing our strategies focused on growth opportunities for new construction and renovation projects, expansion into underpenetrated geographies and channels, and growth from the continued introduction of new lighting and building automation solutions as part of our integrated, tiered solutions strategy.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry as well as building automation systems will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront along with emerging opportunities for digital lighting to play a key role in the Internet of Things. We believe we are uniquely positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
This news release contains non-GAAP financial measures such as “adjusted gross profit”, “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted other expense (income)”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided

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to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss third quarter results today, June 29, 2016, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc., with fiscal year 2015 net sales of $2.7 billion, is the North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. Acuity Brands, headquartered in Atlanta, Georgia has operations throughout North America, and in Europe and Asia, and employs approximately 10,000 associates. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Juno®, Indy™, AccuLite®, Aculux™, DanaLite, NaviLite®, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.

Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “suggests”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for future profitable growth; third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market for the remainder of fiscal 2016 and expectations that demand in the Company’s end markets will continue to experience solid growth over the next several years notwithstanding a

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possible slowdown in global economic activity resulting from changes in consumer and business sentiment following the U.K.’s referendum vote to exit the European Union; expectation that the Company will outperform the growth rates of the markets it serves and that the Company will execute strategies related to such growth opportunities; realization of annual savings equal to at least twice the amount of the special charge and achievement of the full annualized run-rate by the end of the first quarter of fiscal 2017; and expectation of solid growth over the next decade for the lighting and lighting-related industry as well as building automation systems and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	May 31, 2016	August 31, 2015
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$337.0	$756.8
Accounts receivable, less reserve for doubtful accounts of $1.9 and $1.3 as of May 31, 2016 and August 31, 2015, respectively	494.0	411.7
Inventories	288.9	224.8
Prepayments and other current assets	34.9	20.1
Total Current Assets	1,154.8	1,413.4
Property, Plant, and Equipment, at cost:
Land	24.3	6.7
Buildings and leasehold improvements	179.8	128.4
Machinery and equipment	433.4	391.9
Total Property, Plant, and Equipment	637.5	527.0
Less — Accumulated depreciation and amortization	374.6	352.4
Property, Plant, and Equipment, net	262.9	174.6
Other Assets:
Goodwill	889.8	565.0
Intangible assets, net	448.7	223.4
Deferred income taxes	3.2	3.5
Other long-term assets	23.8	27.1
Total Other Assets	1,365.5	819.0
Total Assets	$2,783.2	$2,407.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$353.9	$311.1
Current maturities of long-term debt	0.2	—
Accrued compensation	77.8	78.2
Other accrued liabilities	152.7	131.6
Total Current Liabilities	584.6	520.9
Long-Term Debt	354.2	352.4
Accrued Pension Liabilities, less current portion	79.6	83.9
Deferred Income Taxes	116.0	31.7
Self-Insurance Reserves, less current portion	7.7	6.9
Other Long-Term Liabilities	53.2	51.2
Total Liabilities	1,195.3	1,047.0
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 53,312,714 issued and 43,593,459 outstanding at May 31, 2016; 53,024,284 issued and 43,305,029 outstanding at August 31, 2015	0.5	0.5
Paid-in capital	833.6	797.1
Retained earnings	1,283.8	1,093.0
Accumulated other comprehensive loss	(109.8)	(110.4)
Treasury stock, at cost, 9,719,255 shares at May 31, 2016 and August 31, 2015	(420.2)	(420.2)
Total Stockholders’ Equity	1,587.9	1,360.0
Total Liabilities and Stockholders’ Equity	$2,783.2	$2,407.0

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015
Net Sales	$851.5	$683.7	$2,365.9	$1,947.2
Cost of Products Sold	473.6	388.1	1,331.7	1,122.9
Gross Profit	377.9	295.6	1,034.2	824.3
Selling, Distribution, and Administrative Expenses	247.2	196.0	683.9	550.0
Special Charge	9.7	0.4	10.2	9.8
Operating Profit	121.0	99.2	340.1	264.5
Other Expense (Income):
Interest Expense, net	8.1	7.9	24.2	23.8
Miscellaneous Expense (Income), net	0.3	(9.5)	(1.5)	(10.5)
Total Other Expense (Income)	8.4	(1.6)	22.7	13.3
Income before Provision for Income Taxes	112.6	100.8	317.4	251.2
Provision for Income Taxes	38.6	36.3	109.5	89.2
Net Income	$74.0	$64.5	$207.9	$162.0

Earnings Per Share:
Basic Earnings per Share	$1.70	$1.49	$4.78	$3.74
Basic Weighted Average Number of Shares Outstanding	43.5	43.2	43.4	43.1
Diluted Earnings per Share	$1.69	$1.48	$4.75	$3.72
Diluted Weighted Average Number of Shares Outstanding	43.8	43.5	43.7	43.4
Dividends Declared per Share	$0.13	$0.13	$0.39	$0.39

Comprehensive Income:
Net Income	$74.0	$64.5	$207.9	$162.0
Other Comprehensive Income/(Loss) Items:
Foreign currency translation adjustments	10.0	(1.5)	(3.4)	(18.5)
Defined benefit pension plans, net of tax	1.3	0.9	4.0	1.6
Other Comprehensive Income (Loss), net of tax	11.3	(0.6)	0.6	(16.9)
Comprehensive Income	$85.3	$63.9	$208.5	$145.1

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2016	May 31, 2015
Cash Provided by (Used for) Operating Activities:
Net income	$207.9	$162.0
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	49.0	34.2
Share-based compensation expense	19.9	12.8
Excess tax benefits from share-based payments	(19.7)	(12.6)
(Gain) loss on the sale or disposal of property, plant, and equipment	(1.1)	1.4
Deferred income taxes	—	0.4
Gain on financial instruments, net	—	(10.5)
Change in assets and liabilities, net of effect of acquisitions, divestitures, and effect of exchange rate changes:
Accounts receivable	(15.9)	(25.5)
Inventories	(14.2)	(46.7)
Prepayments and other current assets	(9.0)	2.0
Accounts payable	18.9	17.0
Other current liabilities	12.4	28.2
Other	(4.3)	(4.5)
Net Cash Provided by Operating Activities	243.9	158.2
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(61.8)	(42.3)
Proceeds from sale of property, plant, and equipment	2.3	1.0
Acquisition of businesses, net of cash acquired	(613.7)	(14.6)
Proceeds from settlement of financial instrument	—	14.4
Purchase of financial instrument	—	(4.1)
Net Cash Used for Investing Activities	(673.2)	(45.6)
Cash Provided by (Used for) Financing Activities:
Issuance of long-term debt	1.7	—
Proceeds from stock option exercises and other	10.0	7.5
Excess tax benefits from share-based payments	19.7	12.6
Dividends paid	(17.1)	(17.0)
Other financing activities	—	(10.4)
Net Cash Provided by (Used for) Financing Activities	14.3	(7.3)
Effect of Exchange Rate Changes on Cash	(4.8)	(5.7)
Net Change in Cash and Cash Equivalents	(419.8)	99.6
Cash and Cash Equivalents at Beginning of Period	756.8	552.5
Cash and Cash Equivalents at End of Period	$337.0	$652.1

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconciles certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except per-share data)	Three Months Ended		Increase (Decrease)		Percent Change
	May 31, 2016	May 31, 2015

Net Sales	$851.5	$683.7	$167.8		24.5%

Gross Profit	$377.9	$295.6
Add-back: Acquisition-related items (1)	0.9	—
Adjusted Gross Profit (Non-GAAP)	$378.8	$295.6	$83.2		28.1%
Percent of Sales	44.5%	43.2%	130	bps

Selling, Distribution, and Administrative (SD&A) Expenses	$247.2	$196.0
Less: Amortization of acquired intangible assets	(7.5)	(2.8)
Less: Share-based compensation expense	(6.9)	(4.4)
Less: Acquisition-related items (1)	(0.1)	(1.3)
Adjusted SD&A Expenses (Non-GAAP)	$232.7	$187.5	$45.2		24.1%
Percent of Sales	27.3%	27.4%	(10)	bps

Operating Profit	$121.0	$99.2
Add-back: Amortization of acquired intangible assets	7.5	2.8
Add-back: Share-based compensation expense	6.9	4.4
Add-back: Acquisition-related items (1)	1.0	1.3
Add-back: Special charge	9.7	0.4
Adjusted Operating Profit (Non-GAAP)	$146.1	$108.1	$38.0		35.2%
Percent of Sales	17.2%	15.8%	140	bps

Other Expense (Income)	$8.4	$(1.6)
Add-back: Net gain on financial instruments	—	10.5
Adjusted Other Expense (Income) (Non-GAAP)	$8.4	$8.9	$(0.5)		(5.6)%

Net Income	$74.0	$64.5
Add-back: Amortization of acquired intangible assets	7.5	2.8
Add-back: Share-based compensation expense	6.9	4.4
Add-back: Acquisition-related items (1)	1.0	1.3
Add-back: Special charge	9.7	0.4
Less: Net gain on financial instruments	—	(10.5)
Total pre-tax adjustments to Net Income	$25.1	$(1.6)
Income tax effect	(8.7)	1.3
Adjusted Net Income (Non-GAAP)	$90.4	$64.2	$26.2		40.8%

Diluted Earnings per Share	$1.69	$1.48
Adjusted Diluted Earnings per Share (Non-GAAP)	$2.06	$1.47	$0.59		40.1%

(1) Acquisition-related items include acquired profit in inventory and professional fees.

(In millions, except per-share data)	Nine Months Ended		Increase (Decrease)		Percent Change
	May 31, 2016	May 31, 2015
Net Sales	$2,365.9	$1,947.2	$418.7		21.5%

Gross Profit	$1,034.2	$824.3
Add-back: Acquisition-related items (1)	2.7	—
Adjusted Gross Profit (Non-GAAP)	$1,036.9	$824.3	$212.6		25.8%
Percent of Sales	43.8%	42.3%	150	bps

Selling, Distribution, and Administrative (SD&A) Expenses	$683.9	$550.0
Less: Amortization of acquired intangible assets	(18.5)	(8.5)
Less: Share-based compensation expense	(19.9)	(12.8)
Less: Acquisition-related items (1)	(7.7)	(2.0)
Adjusted SD&A Expenses (Non-GAAP)	$637.8	$526.7	$111.1		21.1%
Percent of Sales	27.0%	27.0%	—	bps

Operating Profit	$340.1	$264.5
Add-back: Amortization of acquired intangible assets	18.5	8.5
Add-back: Share-based compensation expense	19.9	12.8
Add-back: Acquisition-related items (1)	10.4	2.0
Add-back: Special charge	10.2	9.8
Adjusted Operating Profit (Non-GAAP)	$399.1	$297.6	$101.5		34.1%
Percent of Sales	16.9%	15.3%	160	bps

Other Expense (Income)	$22.7	$13.3
Add-back: Net gain on financial instruments	—	10.5
Adjusted Other Expense (Income) (Non-GAAP)	$22.7	$23.8	$(1.1)		(4.6)%

Net Income	$207.9	$162.0
Add-back: Amortization of acquired intangible assets	18.5	8.5
Add-back: Share-based compensation expense	19.9	12.8
Add-back: Acquisition-related items (1)	10.4	2.0
Add-back: Special charge	10.2	9.8
Less: Net gain on financial instruments	—	(10.5)
Total pre-tax adjustments to Net Income	$59.0	$22.6
Income tax effect	(20.4)	(7.2)
Adjusted Net Income (Non-GAAP)	$246.5	$177.4	$69.1		39.0%

Diluted Earnings per Share	$4.75	$3.72
Adjusted Diluted Earnings per Share (Non-GAAP)	$5.63	$4.07	$1.56		38.3%

(1) Acquisition-related items include acquired profit in inventory, professional fees, and certain contract termination costs.